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                                                                     EXHIBIT (j)

INDEPENDENT AUDITORS' CONSENT

Metropolitan West Funds:

We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 333-18737 of Metropolitan West Funds on Form N-1A of our report dated May 3, 2002 appearing in the Annual Report of Metropolitan West Funds for the year ended March 31, 2002, and to the reference to us under the heading "Financial Highlights" in the Prospectuses, which are part of this Registration Statement, and under the heading "Independent Auditors" in the Statements of Additional Information, which are part of this Registration Statement.


/s/ Deloitte & Touche LLP

Los Angeles, California
July 18, 2002